Exhibit 3.1

Business Entity - Filing Acknowledgement 03/28/2024 Work Order Item Number: W2024032800269-3569191 Filing Number: 20243945981 Filing Type: Amendment After Issuance of Stock Filing Date/Time: 3/28/2024 8:00:00 AM Filing Page(s): 3 Indexed Entity Information: Entity ID: E0607512005-3 Entity Name: 22ND CENTURY GROUP, INC. Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY* 112 NORTH CURRY STREET, Carson City, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording Division 401 N. Carson Street

NEVADA STATE BUSINESS LICENSE 22ND CENTURY GROUP, INC. Nevada Business Identification # NV20051461433 Expiration Date: 09/30/2024 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202403284504995 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 03/28/2024. FRANCISCO V. AGUILAR Secretary of State

Filed in the Office of Secretary of State State Of Nevada Business Number E0607512005-3 Filing Number 20243945981 Filed On 3/28/2024 8:00:00 AM Number of Pages 3